UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2010

 ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

                                                      Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2010 Annual Meeting of Stockholders was held on November 16, 2010. The following matters were submitted to a vote of the Company’s stockholders:

Proposal No. 1 – Election of Board of Directors

The following individuals were elected as a result of the following vote:

	For	Withheld
Stephen D. Fantone	12,541,154	282,944
Samuel H. Fuller	12,527,419	296,679
Chris L. Koliopoulos	12,586,613	237,485
Seymour E. Liebman	7,342,380	5,481,718
Robert B. Taylor	12,486,216	337,882
Carol P. Wallace	12,512,103	311,995
Gary K. Willis	8,868,811	3,955,287

There were 2,854,771 broker non-votes with respect to the election of directors.

Proposal No. 2 – Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2011 were as follows:

For	Against	Abstain	Broker Non-Votes
15,622,196	35,824	20,849	0

There were no other matters submitted to a vote of our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: November 18, 2010	By:	/s/ John A. Tomich
Name: John A. Tomich Title: Vice President, Secretary and General Counsel